      FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

FSBL'S PROMISE

In consideration of the Purchase  Payments and the attached  application,  First
Security  Benefit Life  Insurance and Annuity  Company of New York ("FSBL") will pay the benefits of this Contract according to its terms.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT  CAREFULLY.  It is a legal  Contract  between you, the
Owner, and us, FSBL. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON YOU ARE NOT SATISFIED  WITH THE CONTRACT,  YOU MAY RETURN THIS
CONTRACT  WITHIN 10 DAYS AFTER YOU  RECEIVE IT (60 DAYS FROM THE DATE OF RECEIPT
IF IT IS A REPLACEMENT  CONTRACT).  YOU MAY RETURN THE CONTRACT BY DELIVERING OR
MAILING IT TO FSBL. IF RETURNED, THIS CONTRACT WILL THEN BE DEEMED VOID FROM THE
BEGINNING.  NO WITHDRAWAL  CHARGE WILL BE IMPOSED,  AND WE WILL REFUND  CONTRACT
VALUE AS OF THE DATE THE RETURNED  CONTRACT IS  DELIVERED TO FSBL,  INCREASED BY
ANY FEES OR OTHER CHARGES PAID.

Signed for First Security Benefit Life Insurance and Annuity Company of New York
on the Contract Date.

                  Roger K. Viola               Kris A. Robbins
                    Secretary                     President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Purchase  Payments may be made until the earlier of the Annuity Start Date or termination of the Contract

*  A death benefit may be paid prior to the Annuity Start Date  according to the
   Contract provisions

*  Annuity  Payments begin on the Annuity Start Date using the method  specified in the Contract

*  This Contract is non-participating and does not participate in FSBL's surplus

*  The  smallest  annual net rate of return  that would have to be earned on the assets of the Separate  Account so that the dollar amount of variable Annuity
   Payments would not decrease is 3 1/2%. The annual net rate of return is based upon the rate of return of the underlying  mutual fund reduced by expenses of
   the  Separate   Account,   including  the  mortality  and  expense  risk  and
   administrative charges.

BENEFITS  AND VALUES  PROVIDED BY THIS  CONTRACT  ARE BASED UPON THE  INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT AND ARE VARIABLE.  THESE AMOUNTS MAY INCREASE
OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND
EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                  [FSBL LOGO]
      FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                  70 West Red Oak Lane, White Plains, NY 10604
                                 1-800-355-4570

FSB216 (10-01)U

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                                TABLE OF CONTENTS
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AMENDMENTS OR RIDERS, if any

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                               CONTRACT DATA PAGE
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OWNER NAME:                                      CONTRACT NUMBER:
Jane Doe                                         123456789

JOINT OWNER NAME:                                CONTRACT DATE:
John Doe                                         July 1, 1999

ANNUITANT NAME:                                  ANNUITY START DATE:
Jane Doe                                         October 5, 2030

ANNUITANT DATE OF BIRTH:                         PLAN:
October 5, 1960                                  Non-Qualified

                                                 ASSIGNMENT:
                                                 This Contract may be assigned.
                                                 See assignment provision.

PRIMARY BENEFICIARY NAME:                        ANNUITY OPTION:
Jenny Doe                                        Option 2

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FIRST PURCHASE PAYMENT........................... $10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT.............. $500 ($50 under an automatic investment program)

FREE WITHDRAWAL PERCENTAGE....................... 10%

SEPARATE ACCOUNT................................. Variable Annuity Account A

ADMINISTRATION CHARGE............................ 0.60% Annually

ACCOUNT ADMINISTRATION CHARGE.................... $30 Annually

WITHDRAWAL CHARGE
     Age of Purchase Payment in Years............ 1   2   3   4   5   6   7   8
     Withdrawal Charge........................... 7%  7%  6%  5%  4%  3%  2%  0%

MORTALITY AND EXPENSE RISK CHARGE
  CONTRACT VALUE
    Less than $25,000............................ 1.10% Annually
    At least $25,000 but less than $100,000...... 0.95% Annually
    $100,000 or more............................. 0.85% Annually ("Base Charge")
  AFTER ANNUITY START DATE FOR OPTIONS 1-6....... 1.25% Annually

RIDERS AND RIDER CHARGES -

Disability....................................... No Charge
Asset Allocation................................. No Charge
Dollar Cost Averaging............................ No Charge

[Any optional  Rider(s) selected by the Applicant
will print on this Contract Data Page in addition
to the automatic  riders above.  Available Riders
are listed on the Application.]

MAXIMUM RIDER CHARGE............................. 2.00% Annually

BASIS OF ANNUITY TABLES.......................... 1983 (a) Mortality Table

ASSUMED INTEREST RATE............................ 3.5% annually

SUBACCOUNTS:

 1.  AIM V.I. Capital           13.  Rydex Arktos            29.  Rydex Health Care
     Appreciation               14.  Rydex Medius            30.  Rydex Internet
 2.  Federated High Income      15.  Rydex Mekros            31.  Rydex Leisure
     Bond II                    16.  Rydex Nova              32.  Rydex Precious Metals
 3.  Federated U.S.             17.  Rydex OTC               33.  Rydex Real Estate
     Government Securities II   18.  Rydex Ursa              34.  Rydex Retailing
 4.  Fidelity VIP II            19.  Rydex Large             35.  Rydex Sector Rotation
     Contrafund                      Cap Europe              36.  Rydex Technology
 5.  Fidelity VIP II            20.  Rydex Large             37.  Rydex Telecommunications
     Index 500                       Cap Japan               38.  Rydex Titan 500
 6.  Fidelity VIP II            21.  Rydex Banking           39.  Rydex Transportation
     Investment Grade Bond      22.  Rydex Basic Materials   40.  Rydex U.S.
 7.  Fidelity VIP III Growth    23.  Rydex Biotechnology          Government Bond
     Opportunities              24.  Rydex Consumer          41.  Rydex Utilities
 8.  Franklin Small Cap              Products                42.  Rydex Velocity 100
 9.  Neuberger Berman           25.  Rydex Electronics       43.  Strong Opportunity
     Guardian                   26.  Rydex Energy            44.  Templeton Developing
10.  Neuberger Berman           27.  Rydex Energy Services        Markets
     Partners                   28.  Rydex Financial         45.  Templeton Foreign
11.  Money Market                    Services                     Securities
12.  OppenheimerFunds Global

METHOD FOR DEDUCTING ACCOUNT CHARGE:

   The  Account  Charge is  deducted at each  Contract  Anniversary.  A pro rata
   Account Charge is deducted:

      (1)  upon a full Withdrawal of Contract Value;

      (2)  when a Contract has been in force for less than a full Contract Year;

      (3)  upon the Annuity Start Date; and

      (4)  upon payment of a death benefit. The Account Charge will be waived if
           Contract Value is $50,000 or more upon the date the Account Charge is to be deducted.

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DEFINITIONS
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ACCOUNT

One of the Subaccounts.

ACCUMULATION UNIT

A unit of measure used to compute Contract Value.

ANNUITANT

The person you name on whose life Annuity Payments may be determined. Please see
"Annuity Benefit Provisions" on page 17.

ANNUITY START AMOUNT

Contract  Value as of the  Annuity  Start  Date,  less any  Premium  tax and, if applicable, any pro rata Account Charge.

ANNUITY OPTION

A set of provisions that form the basis for making Annuity Payments.  Please see
"Annuity Options" on page 17.

ANNUITY PAYMENTS

Payments made beginning on the Annuity Start Date according to the provisions of the Annuity Option  selected.  Annuity Payments are made on the same day of each month, on a monthly, quarterly, semiannual or annual basis.

ANNUITY START DATE

The date on which Annuity Payments begin as elected by the Owner.

ANNUITY UNIT

A unit of measure used to compute Variable Annuity Payments.

AUTOMATIC TRANSFERS

Transfers  among  the  Subaccounts  made  automatically.  FSBL  makes  Automatic
Transfers  on a periodic  basis at the  written  request of the Owner.  FSBL may discontinue, modify or suspend Automatic Transfers.

COMPANY

First Security  Benefit Life Insurance and Annuity  Company of New York, 70 West
Red Oak Lane, White Plains, New York 10604.

CONTRACT ANNIVERSARY

The same date in each subsequent year as your Contract Date.

CONTRACT DATE

The date the Contract begins. The Contract Date is shown on page 3.

CONTRACT VALUE

The total value of your  Contract,  which  consists of amounts  allocated to the
Subaccounts. FSBL determines Contract Value as of each Valuation Date.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner,  the Designated  Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Contingent Beneficiary;
   5.  Annuitant; and
   6.  The Owner's estate if no one listed above is alive.

The Designated  Beneficiary receives a death benefit upon the death of the Owner prior  to  the  Annuity  Start  Date.  Please  see  "Ownership,  Annuitant,  and
Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on page 16.

GENERAL ACCOUNT

All assets of FSBL other than those  allocated  to the  Separate  Account or any other separate account of FSBL.

HOME OFFICE

The address of FSBL's Home Office is First  Security  Benefit Life Insurance and
Annuity Company of New York, 70 West Red Oak Lane, White Plains, New York 10604.

JOINT OWNER

The Joint Owner,  if any,  shares an undivided  interest in the entire  Contract with the Owner.  The Joint Owner,  if any, is named on page 3. Please see "Joint
Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The person(s) who has (have) all rights under this Contract. The Owner as of the
Contract  Date is named on page 3. Please see  "Ownership"  provisions on page 9 and the definition of "Joint Owner," above.

PREMIUM TAX

Any Premium tax levied by a state or other governmental entity.

PURCHASE PAYMENT

Money Received by FSBL and applied to the Contract.

RECEIVED BY FSBL

Receipt by FSBL in good order at its Home  Office,  70 West Red Oak Lane,  White
Plains, New York 10604.

SEPARATE ACCOUNT

A separate  account  established  and maintained by FSBL under New York law. The
Separate  Account as set forth on page 3 is registered  with the  Securities and
Exchange  Commission  under  the  Investment  Company  Act  of  1940  as a  Unit
Investment  Trust.  It was  established  by FSBL  to  support  variable  annuity contracts. FSBL owns the assets of the Separate Account and maintains them apart from the assets of its General  Account  and its other  separate  accounts.  The assets held in the Separate  Account  equal to the  reserves and other  Contract liabilities  with  respect  to the  Separate  Account  may not be  charged  with liabilities  arising  from any  other  business  FSBL may  conduct.  Income  and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged  against,  the Separate  Account  without  regard to the income,  gains or losses  from  FSBL's  General  Account  or its other  separate accounts.

The  Separate  Account is divided into  Subaccounts  shown on page 3. Income and realized  and  unrealized  gains and losses from assets in each  Subaccount  are credited to, or charged against, the Subaccounts without regard to income, gains or losses  in the  other  Subaccounts.  FSBL has the  right to  transfer  to its
General  Account any assets of the  Separate  Account  that are in excess of the reserves and other Contract  liabilities  with respect to the Separate  Account.
The value of the assets in the Separate  Account is determined on each Valuation
Date as of the end of each Valuation Date.

SUBACCOUNTS

The  Separate  Account is divided  into  Subaccounts  which  invest in shares of mutual  funds.  Each  Subaccount  may invest  its assets in a separate  class or series of a designated  mutual fund or funds.  The Subaccounts are shown on page
3. Subject to the regulatory requirements then in force, FSBL reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;

   2.  add, remove or combine Subaccounts;

   3.  add,  delete  or make  substitutions  for  securities  that  are  held or purchased by the Separate Account or any Subaccount;

   4.  operate the Separate Account as a management investment company;

   5.  combine the assets of the Separate  Account with other separate  accounts of FSBL or an affiliate thereof;

   6.  restrict or eliminate  any voting rights of the Owner with respect to the
       Separate  Account  or other  persons  who have  voting  rights  as to the
       Separate Account; and

   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a
Subaccount,  FSBL  will  notify  you of the  change.  FSBL will not  change  the investment  policy of any Subaccount in any material  respect without  complying with the filing and other procedures of the insurance regulators of the state of issue.

TRANSFER

A Transfer of Contract Value of one Subaccount for the equivalent  dollar amount of Contract Value of another Subaccount.

VALUATION DATE

A Valuation  Date is each day the New York Stock Exchange and FSBL's Home Office are open for business.

VALUATION PERIOD

A Valuation  Period is the interval of time from one Valuation  Date to the next
Valuation Date.

WITHDRAWAL

A  Withdrawal  of Contract  Value in the dollar  amount  specified by the Owner.
Withdrawals include Systematic Withdrawals.  See "Withdrawal Provisions" on page
14.

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GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire  Contract  between the Owner and FSBL consists of this Contract,  the
Application,  and any Amendments,  Endorsements  or Riders to the Contract.  All
statements  made in the  Application  will,  as ruled  by a court  of  competent jurisdiction,  be deemed  representations  and not warranties.  FSBL will use no statement  made by or on behalf of the Owner to void this Contract  unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of FSBL.

The Purchase Payment(s) and the Application must be acceptable to FSBL under its rules and practices.  If they are not,  FSBL's  liability  shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

FSBL reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute,  rule or regulation.  This includes,  but is not limited to,  requirements for annuity contracts  under the Internal  Revenue Code or the laws of any state.  FSBL will provide  the  Owner  with a copy of any such  change  and will  also file such a change  with the  insurance  regulatory  officials  of the  state  in which  the
Contract is delivered.

MISSTATEMENT OF AGE

If the age of the Annuitant has been misstated, payments shall be adjusted, when allowed by law,  to the amount  which would have been  provided  for the correct age.  Proof of the age of an  Annuitant  may be required at any time,  in a form suitable to FSBL. If payments have already  commenced and the  misstatement  has caused an  underpayment,  the amount of the  underpayment,  with interest at the rate of 3%, will be paid with the next scheduled  payment.  If the  misstatement has caused an overpayment,  the amount of the overpayment,  with interest at the rate of 3%, will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

Before  FSBL makes a payment,  it has the right to require  proof of the life or death of any person whose life or death determines  whether,  or to whom, or how much FSBL must pay under this Contract.

INCONTESTABILITY

FSBL will not contest the validity of this Contract.

ASSIGNMENT

No Assignment under this Contract is binding unless Received by FSBL in writing.
FSBL assumes no responsibility for the validity,  legality, or tax status of any
Assignment.  The Assignment  will be subject to any payment made or other action taken by FSBL before the Assignment is Received by FSBL. Once filed,  the rights of the Owner are  subject  to the  Assignment.  Any claim is subject to proof of interest of the  assignee.  If the Contract has been  absolutely  assigned,  the assignee becomes the Owner.

TRANSFERS

The Owner may Transfer Contract Value among the Subaccounts upon written request or under other methods allowed by FSBL, subject to the following.

FSBL reserves the right to:

   (1)  limit the amount  that may be  subject to  Transfer  to  $1,000,000  per
        Transfer;

   (2)  limit the number of Transfers per Contract Year to 14; and

   (3)  suspend  Transfers if the Owner engages in a market  timing  strategy or makes programmed transfers.

Transfers  must  be at  least  $500  or if  less  the  amount  remaining  in the
Subaccount.

FSBL will effect a Transfer to or from a Subaccount on the basis of Accumulation
Unit  Value  determined  as of the end of the  Valuation  Period  in  which  the
Transfer request is Received by FSBL.  Transfers are effected as of the close of the Valuation  Period in which all information  required to make the Transfer is
Received by FSBL.

After  the  Annuity  Start  Date,  you may  Transfer  Annuity  Units  among  the
Subaccounts.

CLAIMS OF CREDITORS

The Contract  Value and other  benefits  under this Contract are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES

A detailed  statement  showing how values are determined has been filed with the state insurance departments. All values and reserves are at least equal to those required by the laws of the state in which this Contract is delivered.

PARTICIPATION

This Contract is not participating and does not participate in FSBL's surplus.

STATEMENTS

At least once per year prior to the  Annuity  Start  Date,  FSBL will send you a report that will show your Contract Value and any other information  required by law. After the Annuity Start Date, we will send you any information  that may be required.

DELAY OF PAYMENT

Generally, payments and Transfers will be made within seven days from receipt of the payment and/or request in a form satisfactory to us. FSBL reserves the right to suspend a Transfer or delay payment of a Withdrawal  from Contract  Value for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3.  when an emergency exists as a result of which:

       (a)  disposal  of  securities  held  in  the  Separate   Account  is  not
            reasonably practicable; or

       (b)  it is not  reasonably  practicable to fairly value the net assets of the Separate Account; or

   4.  during any other period when the Securities and Exchange  Commission,  by order, so permits to protect owners of securities.

Rules and  regulations of the Securities and Exchange  Commission will govern as to whether the conditions set forth above exist.

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OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner.  If the purchaser  names someone other than himself or herself as Owner,  the purchaser has no rights in the Contract.  No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP

If a Joint  Owner is named in the  application,  then the Owner and Joint  Owner share an undivided  interest in the entire Contract as joint tenants with rights of survivorship.  When an Owner and Joint Owner have been named, FSBL will honor only  requests  for changes and the exercise of other  Ownership  rights made by both the Owner and Joint Owner.  When a Joint Owner is named,  all references to
"Owner"  throughout this Contract should be construed to mean both the Owner and
Joint  Owner,  except for the  "Statements"  provision  on page 8 and the "Death
Benefit Provisions" on page 16.

ANNUITANT

The  Annuitant is named on page 3. The Owner may change the  Annuitant  prior to the Annuity Start Date.  The request for this change must be made in writing and
Received by FSBL at least 30 days prior to the Annuity  Start Date. No Annuitant may be  named  who is more  than 90 years  old on the  Contract  Date.  When the
Annuitant  dies  prior to the  Annuity  Start  Date,  the Owner  must name a new
Annuitant within 30 days or, if sooner,  by the Annuity Start Date, except where the Owner is a Nonnatural  Person.  If a new  Annuitant is not named,  the Owner becomes the Annuitant.

PRIMARY AND CONTINGENT BENEFICIARIES

The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as  described in  "Ownership  and  Beneficiary  Changes"  below.  If the Primary
Beneficiary  dies prior to the Owner,  the  Contingent  Beneficiary  becomes the
Primary Beneficiary.  Unless the Owner directs otherwise,  when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, you may name a new Owner, a new
Primary Beneficiary or a new Contingent  Beneficiary;  provided that you may not change or remove an irrevocable Beneficiary without obtaining his or her written consent in a form acceptable to us. Any new choice of Owner, Primary Beneficiary or Contingent  Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office.  The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the  change  is  recorded.  A new  choice  of  Primary  Beneficiary  or
Contingent  Beneficiary  will not apply to any payment  made or action  taken by
FSBL  prior to the  time it was  received.  FSBL may  require  the  Contract  be returned so these changes may be made.

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PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

This  Contract  will not be in force  until we  receive  at our Home  Office the initial Purchase Payment.  You may make additional Purchase Payments at any time before the Annuity Start Date,  while the Owner is living,  and this Contract is in force.  Purchase  Payments are payable in U.S.  dollars and checks  should be made payable to FSBL.

PURCHASE PAYMENT LIMITATIONS

Purchase  Payments  exceeding  $1,000,000  will not be  accepted  without  prior approval by FSBL.  The Minimum  Subsequent  Purchase  Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase  Payments will be allocated among the Subaccounts.  The allocations may be a whole dollar amount or a whole percentage and no less than $25 per Purchase
Payment may be  allocated to any Account.  Purchase  Payments  will be allocated according  to  the  Owner's  instructions  in the  Application  or  more  recent instructions,  if any. The Owner may change the allocations by written notice to
FSBL.

PLACE OF PAYMENT

All  Purchase  Payments  under this  Contract are to be paid to FSBL at its Home
Office.  Purchase  Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by FSBL.

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CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

Contract Value

On any Valuation  Date,  the Contract Value is the sum of the then current value of the  Accumulation  Units allocated to each Subaccount for this Contract.  For example,  if 100  Accumulation  Units were allocated to each of the Money Market and Equity  Subaccounts  as of June 1,  Contract  Value as of that date would be determined as follows:

                     NUMBER OF          ACCUMULATION UNIT
SUBACCOUNT       ACCUMULATION UNITS     VALUE AS OF JUNE 1     SUBACCOUNT VALUE
----------       ------------------     ------------------     ----------------

Money Market            100                    $10                  $1,000
Equity                  100                    $12                  $1,200
                                                                     -----
Contract Value as of June 1....................................     $2,200

At any time after the first Contract Year, FSBL reserves the right to pay to the
Owner the Contract Value as a lump sum if it is below $2,000.

ACCUMULATION UNIT VALUE

The initial  Accumulation  Unit Value for each  Subaccount  was set by FSBL. The
Accumulation Unit Value for any subsequent  Valuation Date is equal to (1) times
(2) where:

   1.  is the Accumulation  Unit Value  determined on the immediately  preceding
       Valuation Date; and

   2.  is the Net  Investment  Factor as of the  Valuation  Date with respect to which Accumulation Unit Value is being determined.

The  Accumulation  Unit  Value  for any  subsequent  Valuation  Date  which is a
Subaccount  Payable  Date  is  further  adjusted  by  deducting  any  Subaccount
Adjustment  declared as of the preceding  Subaccount Record Date. See "Method of
Deducting Mortality and Expense Risk and Rider Charges," below.

NET INVESTMENT FACTOR

The Net  Investment  Factor for any  Subaccount  as of the end of any  Valuation
Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a.  the  net  asset  value  per  share  of the  mutual  fund  held in the
           Subaccount, found as of the end of the current Valuation Period; plus

       b.  the per share amount of any  dividend or capital  gain  distributions paid by the Subaccount's  underlying mutual fund that is not included in the net asset value per share; plus or minus

       c.  a per share charge or credit for any taxes  reserved for,  which FSBL deems to have resulted from the operation of the Separate  Account or the Subaccounts;  operations of FSBL with respect to the Contract; or
           the payment of premiums or acquisition costs under the Contract.

   2.  is the net asset value per share of the  Subaccount's  underlying  mutual fund as of the end of the prior Valuation Period.

   3.  is  a  daily  factor  which  is  deducted   from  the  Separate   Account
       representing  the Base  Charge for  mortality  and  expense  risk and the
       Administration Charge.

The  Accumulation  Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation  Units allocated to a Subaccount  under this Contract is found by dividing:

   (1)  the amount allocated to, or deducted from, the Subaccount; by

   (2)  the  Accumulation  Unit  Value for the  Subaccount  as of the end of the
        Valuation  Period during which the amount is allocated or deducted under the Contract.

The number of Accumulation  Units  allocated to a Subaccount  under the Contract will not change as a result of  investment  experience.  Events  that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;

   2.  Contract Value that is Transferred into or out of the Subaccount;

   3.  Withdrawals and applicable  Withdrawal Charges that are deducted from the
       Subaccount;

   4.  Annuity  Start  Amount  applied  from the  Subaccount  to one of  Annuity
       Options 1 through 4, 5 or 6;

   5.  Premium tax and Account  Charges that are deducted  from the  Subaccount;
       and

   6.  Reinvestment of Subaccount Adjustments that are paid by the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

FSBL will deduct a Mortality  and Expense  Risk Charge as shown on the  Contract
Data page against your Contract  Value held in the  Subaccounts.  This charge is guaranteed not to increase.

RIDER CHARGE

FSBL will deduct a charge for Riders as shown on the Contract  Data page against your Contract Value held in the Subaccounts. The amount of the charge for Riders is  based  upon the  Riders  selected  by the  Owner  on the  application  or as otherwise  permitted  by FSBL.  The  charge for any Rider is  guaranteed  not to increase after it has been issued. You may not select Riders with a total charge that exceeds the Maximum Rider Charge set forth on the Contract Data page.

METHOD OF DEDUCTING MORTALITY AND EXPENSE RISK AND RIDER CHARGES

The Base Charge for  mortality  and expense risk as shown on the  Contract  Data page will be computed and deducted from each  Subaccount on each Valuation Date.
The Base Charge is factored into the Accumulation  Unit Values on each Valuation
Date.

Any  charge for  mortality  and  expense  risk or Riders  above the Base  Charge
("Excess Charge") will be deducted from monthly Subaccount  Adjustments paid by, and  reinvested  in, the  respective  Subaccounts.  Subaccount  Adjustments  are declared  by FSBL  and  paid  monthly  by the  Subaccounts  for the  purpose  of deducting any applicable Excess Charge.

The amount of the Excess Charge is determined by adding:

   (1)  the total charge for all Riders selected by the Owner; and
   (2)  the applicable mortality and expense risk charge; and subtracting
   (3)  the Base Charge.

The applicable mortality and expense risk charge, which is based upon the amount of  Contract  Value as of the  date  the  charge  is  deducted,  is shown on the
Contract  Data page.  The Excess  Charge is a  percentage  on an annual basis of
Contract Value allocated to each Subaccount as of the Subaccount Payable Date.

FSBL will declare a Subaccount  Adjustment for each  Subaccount on one Valuation
Date of each  calendar  month  ("Subaccount  Record  Date").  FSBL  will pay the
Subaccount Adjustment on a subsequent Valuation Date ("Subaccount Payable Date")
within five  Valuation  Dates of the  Subaccount  Record Date.  Such  Subaccount
Adjustment will be declared as a dollar amount per Accumulation Unit.

For each Subaccount,  any Owner as of the Subaccount Record Date will receive on the Subaccount Payable Date a net Subaccount Adjustment equal to:

   (1)  the amount of Subaccount Adjustment per Accumulation Unit; times

   (2)  the number of  Accumulation  Units allocated to the Subaccount as of the
        Subaccount Record Date; less

   (3)  the amount of the Excess Charge for that Subaccount;  provided that FSBL will not deduct any Excess Charge from the first  Subaccount  Adjustment following the Contract Date.

The net Subaccount  Adjustment will be reinvested on the Subaccount Payable Date at the  Accumulation  Unit Value  determined  as of the close of the  Subaccount
Payable  Date in  Accumulation  Units  of the  Subaccount.  The  net  Subaccount
Adjustment shall never be less than zero.

FSBL  reserves  the right to compute  and deduct  the  Excess  Charge  from each
Subaccount on each  Valuation  Date in lieu of the method  discussed  above,  in which event the charge would be factored  into the  Accumulation  Unit Values on each Valuation Date.

                                     EXAMPLE

Assuming  Contract  Value of $50,000  allocated to the Equity  Subaccount and no
Riders, the Excess Charge would be computed as follows:

               Mortality and Expense Risk Charge; plus       0.95%
               Riders; less                                + N/A
               Base Charge                                 - 0.85%
                                                             ----
               Excess Charge on Annual Basis                 0.10%

Further assuming 5,000 Accumulation Units with an Accumulation Unit Value of $10 per unit on December  30 and a gross  Subaccount  Adjustment  of $0.025 per unit declared on December 31 (Subaccount Record Date), the net Subaccount  Adjustment
amount would be as follows:

Gross Subaccount Adjustment         $0.025       Accumulation Unit Value as of
Per Unit; less                                   Valuation Date before Subaccount
Excess Charge Per Unit             -$0.00085     Record Date                        $10.00
                                     -------
Net Subaccount Adjustment           $0.02415 X
Per Unit; times
Number of Accumulation Units           5,000     Accumulation Unit Value as of
                                     -------     Subaccount Payable Date            $9.975
Net Subaccount Adjustment Amount     $120.75

The net  Subaccount  Adjustment  amount would be  reinvested  on the  Subaccount
Payable  Date in  Accumulation  Units  of the  Equity  Subaccount,  as  follows:
$0.02415 (net  Subaccount  Adjustment per unit) divided by $9.975  (Accumulation
Unit value as of the  Subaccount  Payable  Date) times 5,000 Units equals 12.105
Accumulation  Units. On the Subaccount  Payable Date, 12.105  Accumulation Units
are added to Contract  Value for a total of 5,012.105  Accumulation  Units after the Subaccount Adjustment reinvestment. Contract Value on the Subaccount Payable
Date is equal to 5,012.105  Accumulation  Units times $9.975  (Accumulation Unit
Value as of the  Subaccount  Payable  Date) for a Contract  Value of  $49,995.75
after the Subaccount Adjustment reinvestment.

FSBL will deduct the  Mortality  and Expense Risk Charge  applicable  to Annuity
Options 1 through 6 after the Annuity  Start Date as shown on the Contract  Data page.  This charge is factored  into the Annuity  Unit Values on each  Valuation
Date.  Monthly  Subaccount  Adjustments are payable after the Annuity Start Date only with respect to Annuity Options 5 and 6.

ADMINISTRATION CHARGE

FSBL will deduct the Administration Charge shown on page 3 against your Contract
Value held in the  Subaccounts.  This charge will be computed and deducted  from each  Subaccount  on each  Valuation  Date.  This  charge is  factored  into the
Accumulation Unit and Annuity Unit Values on each Valuation Date. This charge is guaranteed not to increase.

ACCOUNT ADMINISTRATION CHARGE

FSBL will deduct the  Account  Administration  Charge  ("Account  Charge")  from
Contract  Value as shown on page 3. FSBL will allocate the Account Charge to the
Accounts in the same  proportion  that  Contract  Value is  allocated  among the
Accounts.  The  Account  Charge  and other  charges  may be  waived  or  reduced uniformly on all Contracts issued under certain plans or arrangements  which are expected to result in administrative cost savings. This charge is guaranteed not to increase.

PREMIUM TAX EXPENSE

FSBL reserves the right to deduct  Premium tax when due or any time  thereafter.
FSBL will allocate the Premium tax to the Accounts in the same  proportion  that
Contract Value is allocated among the Accounts.

WITHDRAWAL CHARGES

Purchase Payments are subject to a Withdrawal Charge,  which is shown on page 3.
The  Withdrawal  Charge may apply to amounts you withdraw  under your  Contract, depending on the length of time each Purchase Payment has been allocated to your
Contract and the amount you withdraw.  FSBL does not apply the Withdrawal Charge on:

o  Death benefit proceeds; or
o  Annuity Payments.

The amount of the Withdrawal  Charge depends on how long your Purchase  Payments are held under the  Contract.  Each  Purchase  Payment you make is considered to have a certain  "age,"  depending  on the  length of time  since  that  Purchase
Payment was effective.  A Purchase Payment is "age one" in the year beginning on the date the purchase payment is Received by FSBL and increases in age each year thereafter.  When you withdraw an amount,  the "age" of any Purchase Payment you withdraw  determines  the level(s) of Withdrawal  Charge as shown on page 3. For the purpose of  calculating  Withdrawal  Charge,  FSBL assumes  that  withdrawal amounts  will be  applied  to  Purchase  Payments  first in the  order  Purchase
Payments were received.  The Withdrawal Charge will be deducted  proportionately from each Account  selected for  Withdrawal.  This charge is  guaranteed  not to increase.

FREE WITHDRAWALS

During a Contract Year,  you may make Free  Withdrawals,  which are  Withdrawals that are not subject to the Withdrawal  Charge.  The amount of Free  Withdrawals available in any Contract Year is determined as follows.  In the first  Contract
Year, the amount is equal to:

   (1)  cumulative purchase payments; times
   (2)  the Free Withdrawal percentage shown on page 3; less
   (3)  any Free Withdrawals made during the Contract Year.

The amount of Free Withdrawals in subsequent Contract Years is equal to:

   (1)  Contract Value as of the first day of the current Contract Year; times
   (2)  the Free Withdrawal percentage shown on page 3; less
   (3)  any Free Withdrawals made during the Contract Year.

Unused Free  Withdrawal  amounts are not carried from one  Contract  Year to the next.  Free  Withdrawals  do  not  reduce  Purchase  Payments  for  purposes  of calculating the Withdrawal Charge on future Withdrawals.

MUTUAL FUND EXPENSES

Each  Subaccount  invests in shares of a mutual  fund.  The net asset  value per share of each underlying fund reflects the deduction of any investment  advisory and administration  fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying  fund's fees and expenses are not  specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full or partial  Withdrawal of Contract  Value is allowed at any time prior to the Annuity Start Date while the Owner is living.  Withdrawals  will be effected as of the end of the  Valuation  Period  in  which  the  Withdrawal  request  is
Received  by FSBL,  and payment  will be made within the time frame  required by applicable  law.  (Please see "Delay of Payment," page 9 for a discussion of the circumstances under which payments may be delayed.) Withdrawals normally will be effective as of the close of the  Valuation  Period during which we receive your proper  request.  Any Withdrawal will reduce Contract Value by the amount of the
Withdrawal,  any Withdrawal Charges attributable to the Withdrawal,  any Premium tax and, in the case of a full Withdrawal, any pro rata Account Charge.

Upon the Owner's  request for a full  Withdrawal,  FSBL will pay the  Withdrawal
Value  in a lump  sum,  and the  Contract  will  terminate.  If you  make a full withdrawal,  we  require  return  of your  Contract  or a signed  Lost  Contract
Affidavit with your proper request.

All Withdrawals must meet the following conditions.

   1.  The request for  Withdrawal  must be Received by FSBL in writing or under other methods allowed by FSBL, if any;

   2.  The Owner must apply prior to the Annuity  Start Date while this Contract is in force; and

   3.  The  amount  withdrawn  must  be  at  least  $500,  except  upon  a  full
       Withdrawal.

PARTIAL WITHDRAWALS

A partial  Withdrawal  request  must state the  allocations  for  deducting  the
Withdrawal  from each Account.  If no allocation is specified,  FSBL will deduct the Withdrawal  from the Accounts in the same  proportion that Contract Value is allocated among the Accounts.  If your partial  Withdrawal  causes your Contract
Value to be less than $2,000 immediately after the Withdrawal,  we may terminate your Contract and send you the Withdrawal proceeds.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic Withdrawals from Contract Value in substantially equal amounts prior to the Annuity Start Date. To start Systematic
Withdrawals,  you must make the request in writing, stating the type of payment, its  frequency  and  allocations  for  such  Withdrawals.  If no  allocation  is specified, FSBL will deduct Systematic Withdrawals from the Accounts in the same proportion that Contract Value is allocated  among the Accounts.  Any Systematic
Withdrawal   will  reduce  Contract  Value  by  the  amount  of  the  Systematic
Withdrawal,  any Withdrawal Charges  attributable to the Systematic  Withdrawal, and any Premium tax.

The type of payment may be:

   (1)  in a fixed amount;
   (2)  in Level Payments calculated by FSBL;
   (3)  for a specified period;
   (4)  a specified percentage;
   (5)  earnings only; or
   (6)  based  upon  the  life  expectancy  of  the  Owner  or the  Owner  and a beneficiary.

The payment frequency may be:

   (1)  monthly;
   (2)  quarterly;
   (3)  semiannually; or
   (4)  annually.

The minimum  Systematic  Withdrawal amount is $100 per payment.  You may stop or change  Systematic  Withdrawals  upon proper written request Received by FSBL at least 30 days in advance of the requested date of  termination  or change.  FSBL reserves  the right to stop,  modify or suspend  Systematic  Withdrawals  at any time.

WITHDRAWAL VALUE

The  Withdrawal  Value is the amount  available for  Withdrawal.  The Withdrawal
Value as of the close of any Valuation Date is the Contract Value less:

   (1)  any Withdrawal Charges;
   (2)  any pro rata Account Charge; and
   (3)  any Premium tax due or paid by FSBL.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

A Death  Benefit  will be paid upon the death of the Owner  prior to the Annuity
Start Date while this  Contract is in force.  The Death  Benefit will be paid to the Designated  Beneficiary when due Proof of Death and  instructions  regarding payment are Received by FSBL.

If the age of each  Owner was 80 or  younger  on the  Contract  Date,  the Death
Benefit is equal to the greater of:

   (1)  the sum of all Purchase Payments made by the Owner, less any Premium tax due or paid by FSBL with  respect  to your  Contract,  less any pro rata
        Account  Charge,  and  less  the  sum of  all  partial  Withdrawals  and
        Withdrawal Charges deducted from your Contract Value; or

   (2)  your Contract  Value as of the date due Proof of Death and  instructions regarding payment are Received by FSBL, less any Premium tax due or paid by FSBL with respect to your Contract, less any pro rata Account Charge.

Notwithstanding the foregoing,  if any Owner was age 81 or older on the Contract
Date,  or if due  proof of death  and  instructions  regarding  payment  are not
Received by FSBL within six months of the date of the Owner's  death,  the Death
Benefit will be as described under (2) above without reference to (1) above.

If a lump sum payment is requested,  the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF OF DEATH

Any of the following will serve as Proof of Death of the Owner:

   1.  certified copy of the death certificate;
   2.  certified  decree of a court of competent  jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by FSBL.

DISTRIBUTION RULES

In the event of an Owner's  death  prior to the Annuity  Start Date,  the entire
Death Benefit shall be paid within 5 years after the death of the Owner,  except as provided below.  In the event that the Beneficiary  elects an Annuity Option, the length of time for payment of the benefit may be longer than 5 years if:

   1.  The Designated Beneficiary is a natural person;
   2.  The Death Benefit is paid out under one of Annuity Options 1 through 6;
   3.  Payments  are made over a period  that does not  exceed  the life or life expectancy of the Beneficiary; and
   4.  Payments begin within one year of the death of the Owner.

If the deceased  Owner's spouse is the sole Designated  Beneficiary,  the spouse shall become the sole Owner of the Contract. He or she may elect to:

   (1)  keep the Contract in force until the sooner of the spouse's death or the
        Annuity Start Date; or
   (2)  receive the Death Benefit.

If any Owner dies on or after the Annuity  Start Date,  Annuity  Payments  shall continue  to be paid at least as rapidly  as under the  method of payment  being used as of the date of the Owner's death.

If the Owner is a  Nonnatural  Person,  the  distribution  rules set forth above apply in the event of the death of, or change in, the  Annuitant.  This Contract is deemed to include any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor  provision.  This Contract is also deemed to include any other provision of the Code deemed  necessary by FSBL in its sole judgment, to qualify this Contract as an annuity. The application of the  distribution  rules will be made in accordance  with Code section 72(s), or any successor provision, as interpreted by FSBL in its sole judgment.

The foregoing distribution rules do not apply to a Contract, which is:

   (1)  provided under a plan described in Code section 401(a) or 403(b);
   (2)  an  individual  retirement  annuity  or  provided  under  an  individual retirement account or annuity; or
   (3)  otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY BENEFIT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE

The  Annuity  Start  Date is the date as of which the first  Annuity  Payment is computed under one of the Annuity  Options.  The Annuity Start Date shall not be earlier than the 12-month  anniversary of the Contract Date. The Owner may elect the Annuity Start Date at the time of  application.  If no Annuity Start Date is selected, FSBL will use the later of the:

   (1)  the oldest Annuitant's seventieth birthday; or
   (2)  the tenth Contract Anniversary.

The Annuity Start Date must be prior to the later of the oldest Annuitant's 90th birthday or the tenth Contract Anniversary.

CHANGE OF ANNUITY START DATE

The Owner may change the Annuity  Start  Date.  A request for the change must be made in writing.  The written  request must be received by FSBL at least 30 days prior to the new  Annuity  Start Date as well as 30 days  prior to the  previous
Annuity Start Date.

ANNUITY OPTIONS

The  Contract  provides  for  Annuity  Payments  to be made under one of Annuity
Options 1 through 6. Your Annuity Option is shown on page 3. Options 1 through 4 and 6 generally provide for payments to be made during the life of the Annuitant or Joint Annuitants.  Under Option 5, Annuity Payments are made to the Annuitant and in the event of the Annuitant's death, to the Designated Beneficiary.

Options 1 through 6 are available as a Variable Annuity. The Annuity Options are shown below.

Prior to the  Annuity  Start  Date,  the Owner may  change  the  Annuity  Option selected.  The Owner must  request the change in writing.  This  request must be
Received by FSBL at least 30 days prior to the Annuity Start Date.

OPTION 1     LIFE INCOME OPTION:  This option provides  Annuity Payments for the life of the  Annuitant.  Upon the  Annuitant's  death,  no  further
             Annuity Payments will be made.

OPTION 2     LIFE INCOME  WITH  PERIOD  CERTAIN  OPTION:  This  option  provides
             Annuity  Payments for the life of the Annuitant.  A fixed period of
             5, 10, 15 or 20 years may be chosen.  Annuity Payments will be made to the end of this period even if the  Annuitant  dies prior to the end of the period.  If the Annuitant  dies before  receiving all of the Annuity Payments during the fixed period, the remaining Annuity
             Payments  will be  made to the  Designated  Beneficiary.  Upon  the
             Annuitant's  death  after the period  certain,  no further  Annuity
             Payments will be made.

OPTION 3     LIFE INCOME WITH  INSTALLMENT  OR UNIT REFUND  OPTION:  This option provides  Annuity  Payments for the life of the  Annuitant,  with a period  certain  determined by dividing the Annuity Start Amount by the amount of the first Annuity Payment.  A fixed number of Annuity
             Payments will be made even if the Annuitant  dies. If the Annuitant dies before  receiving  the fixed number of Annuity  Payments,  any
             remaining   Annuity   Payments  will  be  made  to  the  Designated
             Beneficiary. If the Annuitant dies after receiving the fixed number of Annuity Payments, no further Annuity Payments will be made.

OPTION 4     JOINT  AND LAST  SURVIVOR  OPTION:  This  option  provides  Annuity
             Payments  for the  lives  of the  Annuitant  and  Joint  Annuitant.
             Annuity Payments will be made as long as either is living. Upon the death of one Annuitant,  Annuity Payments continue to the surviving
             Joint  Annuitant at the same or a reduced  level of 75%, 66 2/3% or
             50% of Annuity  Payments,  as elected by the Owner. With respect to
             Variable  Annuity  Payments,  the number of  Annuity  Units used to determine the Annuity  Payment,  is reduced as of the first Annuity
             Payment following the Annuitant's  death. In the event of the death of one Annuitant,  the surviving  Joint  Annuitant has the right to exercise all rights under the Contract.  Upon the death of the last
             Annuitant, no further Annuity Payments will be made.

OPTION 5     PERIOD CERTAIN OPTION:  This option provides Annuity Payments for a fixed period of 10, 15 or 20 years.  Annuity  Payments will be made until the end of this period.  If the  Annuitant  dies prior to the end of the period,  the remaining  Annuity Payments will be made to the Designated Beneficiary.

OPTION 6     JOINT AND CONTINGENT  SURVIVOR OPTION: This option provides Annuity
             Payments for the life of the primary  Annuitant.  Annuity  Payments will  be  made  to the  primary  Annuitant  as long as he or she is living.  Upon the death of the primary Annuitant,  Annuity Payments will be made to the  contingent  Annuitant  as long as he or she is living. If the contingent Annuitant is not living upon the death of the primary Annuitant, no further payments will be made.

ANNUITY START AMOUNT

Annuity Start Amount is Contract  Value as of the Annuity  Start Date,  less any
Premium tax and, if  applicable,  any pro rata  Account  Charge.  Annuity  Start
Amount is applied to purchase a Variable Annuity.  For Annuity Options 1 through
6, the Annuity  Start Amount is divided by $1,000,  and the result is multiplied by the  applicable  amount in the Annuity  Tables to determine the first monthly
Annuity Payment with respect to a Variable Annuity.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity  Payments,  the amount set forth in the Annuity
Tables,  as adjusted for the Assumed  Interest  Rate, is the amount of the FIRST monthly  Annuity  Payment  for  Annuity  Options 1 through 6. The amount of each
Annuity  Payment  after  the first for these  options  is  computed  by means of
Annuity Units.  Variable Annuity Payments will fluctuate with the performance of the  Subaccount(s).  Neither  expense  actually  incurred  (other  than  tax  on investment return), nor mortality actually  experienced,  shall adversely affect the dollar amount of Annuity Payments already commenced.

ANNUITY TABLES

The amounts set forth in the Annuity Tables for Annuity  Options 1 through 4 and
6 depend on the age of the  Annuitant  or the Joint  Annuitants  on the  Annuity
Start Date. The Annuity Tables are modified to reflect the Assumed Interest Rate for Variable Annuity Payments.

The Annuity Tables contain the amount of monthly  Annuity  Payment per $1,000 of
Annuity Start Amount. The Annuity Tables state values for the exact ages shown.

The values will be  interpolated  based on the exact age(s) of the  Annuitant or
Joint  Annuitants on the Annuity Start Date. The basis of the Annuity Tables for
Options 1 through 4 and 6 and the Assumed Interest Rate are set forth on page 3.
The Annuity Table for Option 5 is determined without reference to the age of the
Annuitant and is based upon the Assumed  Interest  Rate.  The Annuity Tables are used in accordance with generally accepted actuarial principles.

ANNUITY PAYMENTS

No Annuity Option can be selected that requires FSBL to make Annuity Payments of less than  $100.00.  If FSBL refuses to commence  Annuity  Payments of less than
$100.00, FSBL will permit surrender of the contract, with no withdrawal charges.
If no Annuity  Option is chosen prior to the Annuity  Start Date,  FSBL will use
Option 1 with a ten-year period  certain.  Each Annuity Option allows for making
Annuity Payments annually, semiannually,  quarterly or monthly. Annuity Payments due on a date other than a  Valuation  Date,  are paid as of the end of the next following Valuation Date.

ANNUITY UNITS

On the Annuity Start Date, the amount of the first Variable  Annuity  Payment is divided by the  Annuity  Unit Value as of that date to  determine  the number of
Annuity Units to be used in  calculating  subsequent  Annuity  Payments.  If the
Annuity  Start  Amount  was  allocated  to more than one  Subaccount,  the first
Variable  Annuity Payment will be allocated to each Subaccount in the percentage corresponding  to the allocation of Annuity Start Amount.  The number of Annuity
Units for each  Subaccount  is then  found by  dividing  the amount of the first
Variable Annuity Payment  allocated to that Subaccount by the Annuity Unit Value for the  Subaccount on the Annuity  Start Date.  The number of Annuity Units for the  Subaccount  then remains  constant,  unless a Transfer of Annuity  Units is made.  After the first  Variable  Annuity  Payment,  the  dollar  amount of each subsequent  Annuity Payment is equal to the sum of the payment amount determined for each  Subaccount.  The payment  amount for each  Subaccount  is equal to the number of Annuity Units allocated to that  Subaccount  multiplied by the Annuity
Unit Value as of the date of the Annuity Payment.

An example of an initial Variable Annuity Payment calculation for a male, age 60 is as follows:

Annuity Start Amount = $100,000                               $100,000
                                                               -------    = 100
                                                               $1,000

Amount determined by reference in 1999 to Annuity
  Table for a male, age 60 under Option 1                      $4.00
First Variable Annuity Payment                              100 x $4.00   = $400

                                                 ANNUITY          NUMBER OF
                 ANNUITY      FIRST VARIABLE    UNIT VALUE      ANNUITY UNITS
               START AMOUNT   ANNUITY PAYMENT   ON ANNUITY    USED TO DETERMINE
SUBACCOUNT      ALLOCATION      ALLOCATION      START DATE   SUBSEQUENT PAYMENTS
----------     ------------   ---------------   ----------   -------------------
Growth             50%           $200.00      /   $1.51    =      132.4503
Growth-Income      50%           $200.00      /   $1.02    =      196.0784

An  example of a  subsequent  Variable  Annuity  Payment  calculation  using the assumptions above is as follows:

                                           ANNUITY UNIT
                                         VALUE ON DATE OF         NEW ANNUITY
SUBACCOUNT          ANNUITY UNITS       SUBSEQUENT PAYMENT       PAYMENT AMOUNT
----------          -------------       ------------------       --------------
Growth                132.4503      x          $1.60         =      $211.92
Growth-Income         196.0784      x          $1.10         =      $215.69
                                                                     ------
                                                                    $427.61

ANNUITY UNIT VALUE

The Annuity Unit Value for each  Subaccount  was first set by FSBL.  The Annuity
Unit  Value for any  subsequent  Valuation  Date is equal to (a) times (b) times
(c), where:

   (a)  is the Annuity Unit Value on the immediately preceding Valuation Date:

   (b)  is the Net Investment Factor for the day;

   (c)  is a factor  used to adjust for the Assumed  Interest  Rate set forth on the page 3 which is used to determine Variable Annuity Payment amounts.

ALTERNATE ANNUITY OPTION RATES

FSBL may,  at the time of election of an Annuity  Option,  offer more  favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                                 ANNUITY TABLES

--------------------------------------------------------------------------------
                                     TABLE A
--------------------------------------------------------------------------------
                     SETTLEMENT OPTIONS ONE, TWO, AND THREE
            MINIMUM MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED

--------------------------------------------------------------------------------
                                         Option Two
 Adjusted                          Life with Fixed Period
  Age Of      Option One                                            Option Three
Annuitant     Life Only         5        10       15       20       Unit Refund
--------------------------------------------------------------------------------

   55            4.08          4.08     4.05     4.01     3.94         3.94
   56            4.16          4.15     4.13     4.08     4.00         4.00
   57            4.25          4.24     4.21     4.15     4.06         4.07
   58            4.33          4.32     4.29     4.22     4.13         4.14
   59            4.43          4.42     4.38     4.30     4.19         4.22
   60            4.53          4.52     4.47     4.39     4.26         4.30
   61            4.64          4.62     4.57     4.47     4.33         4.38
   62            4.75          4.73     4.67     4.56     4.39         4.47
   63            4.87          4.85     4.78     4.65     4.46         4.56
   64            5.00          4.98     4.89     4.75     4.53         4.66
   65            5.14          5.11     5.02     4.85     4.60         4.77
   66            5.29          5.25     5.14     4.95     4.67         4.88
   67            5.45          5.41     5.28     5.05     4.74         5.00
   68            5.62          5.57     5.42     5.16     4.80         5.12
   69            5.80          5.74     5.57     5.27     4.86         5.25
   70            6.00          5.93     5.73     5.38     4.92         5.39
   71            6.21          6.13     5.89     5.48     4.97         5.53
   72            6.44          6.35     6.06     5.59     5.02         5.69
   73            6.69          6.58     6.24     5.70     5.07         5.86
   74            6.97          6.83     6.42     5.80     5.11         6.03
   75            7.26          7.10     6.61     5.90     5.14         6.22
   76            7.58          7.38     6.80     5.99     5.17         6.42
   77            7.93          7.69     7.00     6.08     5.19         6.63
   78            8.30          8.01     7.19     6.15     5.22         6.85
   79            8.71          8.35     7.38     6.23     5.23         7.08
   80            9.15          8.71     7.57     6.29     5.25         7.34
   81            9.63          9.08     7.76     6.34     5.26         7.60
   82           10.15          9.48     7.93     6.39     5.27         7.88
   83           10.71          9.89     8.10     6.43     5.28         8.17
   84           11.32         10.31     8.25     6.47     5.28         8.48
   85           11.98         10.75     8.39     6.50     5.28         8.81
   86           12.68         11.18     8.51     6.52     5.29         9.15
   87           13.44         11.62     8.63     6.54     5.29         9.50
   88           14.25         12.05     8.73     6.55     5.29         9.88
   89           15.11         12.47     8.81     6.56     5.29        10.27
   90           16.01         12.88     8.89     6.57     5.29        10.66
   91           16.95         13.27     8.95     6.58     5.29        11.09
   92           17.94         13.64     9.01     6.59     5.29        11.53
   93           18.96         13.99     9.06     6.59     5.29        11.97
   94           20.02         14.33     9.10     6.59     5.29        12.44
   95           21.13         14.64     9.13     6.59     5.29        12.95

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments  can be  determined  by  multiplying  the monthly  installments  by
11.8389511, 5.9632178 and 2.9926254, respectively.

                           ANNUITY TABLES (CONTINUED)

--------------------------------------------------------------------------------
                                     TABLE B
                         SETTLEMENT OPTIONS FOUR AND SIX
             MINIMUM MONTHLY INSTALLMENT PER $1000 OF AMOUNT APPLIED

ADJUSTED AGE                    ADJUSTED AGE OF SECONDARY ANNUITANT
 OF PRIMARY
 ANNUITANT      55     60     62     65     70     75     80      85      90      95
-------------------------------------------------------------------------------------
     55        3.62   3.75   3.79   3.85   3.93   3.99   4.03    4.05    4.07    4.07
     60        3.75   3.93   4.00   4.10   4.25   4.35   4.43    4.47    4.50    4.51
     62        3.79   4.00   4.09   4.21   4.38   4.52   4.62    4.68    4.71    4.73
     65        3.85   4.10   4.21   4.36   4.60   4.79   4.93    5.02    5.08    5.11
     70        3.93   4.25   4.38   4.60   4.95   5.29   5.56    5.75    5.86    5.92
     75        3.99   4.35   4.52   4.79   5.29   5.81   6.30    6.68    6.93    7.07
     80        4.03   4.43   4.62   4.93   5.56   6.30   7.08    7.79    8.32    8.66
     85        4.05   4.47   4.68   5.02   5.75   6.68   7.79    8.95    9.96   10.69
     90        4.07   4.50   4.71   5.08   5.86   6.93   8.32    9.96   11.61   12.96
     95        4.07   4.51   4.73   5.11   5.92   7.07   8.66   10.69   12.96   15.05

--------------------------------------------------------------------------------
                                     TABLE C
                             SETTLEMENT OPTION FIVE
                  MINIMUM INITIAL MONTHLY INSTALLMENT PER $1000
                 OF AMOUNT APPLIED OF VARIABLE ANNUITY PAYMENTS

                                 PERIOD CERTAIN

                                  10 YEARS          15  YEARS          20 YEARS
--------------------------------------------------------------------------------
VARIABLE ANNUITY PAYMENT            9.44              6.82               5.52

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments  can be  determined  by  multiplying  the monthly  installments  by
11.812853, 5.9572227 and 2.9914196, respectively.

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Purchase  Payments may be made until the earlier of the Annuity Start Date or termination of the Contract

*  A death benefit may be paid prior to the Annuity Start Date  according to the
   Contract provisions

*  Annuity  Payments begin on the Annuity Start Date using the method  specified in the Contract

*  This Contract is non-participating and does not participate in FSBL's surplus

BENEFITS  AND VALUES  PROVIDED BY THIS  CONTRACT  ARE BASED UPON THE  INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT AND ARE VARIABLE.  THESE AMOUNTS MAY INCREASE
OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND
EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                  [FSBL LOGO]
      FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
                  70 West Red Oak Lane, White Plains, NY 10604
                                 1-800-355-4570